Exhibit 99.(16)

ARBITRAGE FUNDS

POWER OF ATTORNEY

I do hereby constitute and appoint each of John S. Orrico, Jonathon Hickey, and Fatima S. Sulaiman as an attorney-in-fact and agent with the power to execute a registration statement, and any amendments thereto, to be filed with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "1933 Act") and/or the Investment Company Act of 1940, as amended (the "1940 Act"), and to do any and all acts and things and to execute any and all instruments for me and in my name in the capacity indicated below, which each such attorney-in-fact, may deem necessary or advisable to enable The Arbitrage Funds (the "Trust"), to comply with the 1933 Act and the 1940 Act, and any rules, regulations and requirements of the SEC, in connection with such registration statement, including specifically, but without limitation, power and authority to sign for me in the capacity indicated below, the Trust's registration statement on Form N-14 relating to the fund combination listed below and any amendments (including post-effective amendments) thereto; and I do hereby ratify and confirm all that each such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Fund Combinations

AltShares Merger Arbitrage ETF, a series of the AltShares Trust, into AltShares Merger Arbitrage ETF, a series of The Arbitrage Funds

AltShares Event-Driven ETF, a series of the AltShares Trust into AltShares Event-Driven ETF, a series of The Arbitrage Funds

IN WITNESS HEREOF, I have hereunder set my hand on this instrument as of the 19th day of May, 2026.

Name	Signature	Title
John C. Alvarado	/s/ John C. Alvarado	Trustee
Robert P. Herrmann	/s/ Robert P. Herrmann	Trustee
Stephen R. Byers	/s/ Stephen R. Byers	Trustee
Francis X. Tracy	/s/ Francis X. Tracy	Trustee
Nancy M. Morris	/s/ Nancy M. Morris	Trustee